Exhibit 10.2

AMENDMENT NO. 1
TO
LOAN AGREEMENT
AND WAIVER

            This AMENDMENT NO. 1 TO LOAN AGREEMENT AND WAIVER (this "Amendment"), made as of June 30, 2001, among OGLEBAY NORTON COMPANY ("Borrower"), the banking institutions named in Schedule 1 to the Loan Agreement (as hereinafter defined) (collectively, the "Banks" and individually, "Bank"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Banks ("Agent"), BANK ONE, MICHIGAN, as syndication agent ("Syndication Agent") and THE BANK OF NOVA SCOTIA, as documentation agent ("Documentation Agent").

W I T N E S S E T H :

            WHEREAS, Borrower, the Banks, the Agent, the Syndication Agent and the Documentation Agent have entered into that certain Loan Agreement, dated as of April 3, 2000 (as amended from time to time, the "Loan Agreement"), pursuant to which the Banks have made certain loans and other financial accommodations available to Borrower; and

            WHEREAS, Borrower, the Banks, the Agent, the Syndication Agent and the Documentation Agent desire to amend the Loan Agreement as hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Banks, the Agent, the Syndication Agent and the Documentation Agent do hereby agree as follows:

1.    DEFINED TERMS.

            Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

2.    AMENDMENT TO THE LOAN AGREEMENT.

            2.1        Amendment to Article I. DEFINITIONS. The definitions of "Level II Acquisition" and Level II Acquisition Limit" are deleted. The definitions of "Applicable Margin" and "Level I Acquisition Limit" in Article I are amended to read as follows:

            "Applicable Margin" shall mean the number of basis points (depending upon whether the Loans are LIBOR Loans or Prime Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio:

Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Prime Rate Loans
Greater than or equal to 4.50 to 1.00	300 Basis Points	50 Basis Points
Greater than or equal to 4.25 to 1.00 but less than 4.50 to 1.00	275 Basis Points	25 Basis Points
Greater than or equal to 4.00 to 1.00 but less than 4.25 to 1.00	250 Basis Points	0 Basis Points
Greater than or equal to 3.75 to 1.00 but less than 4.00 to 1.00	200 Basis Points	0 Basis Points
Greater than or equal to 3.50 to 1.00 but less than 3.75 to 1.00	175 Basis Points	0 Basis Points
Less than 3.50 to 1.00	150 Basis Points	0 Basis Points

Changes to the Applicable Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3 (a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

            "Level I Acquisition Limit" shall mean Fifteen Million Dollars ($15,000,000).

            2.2        Amendment to Section 5.7 FINANCIAL COVENANTS. Section 5.7 is amended to read as follows:

                        (a)         LEVERAGE RATIO. The Companies shall not suffer or permit at any time the Leverage Ratio to exceed: (i) 4.75 to 1.00 on July 1, 2001 through September 30, 2001, (ii) 4.50 to 1.00 on October 1, 2001 through June 30, 2002, (iii) 4.35 to 1.00 on July 1, 2002 through September 30, 2002, and (iv) 4.25 to 1.00 on October 1, 2002 and thereafter.

                        (b)         SENIOR DEBT RATIO. The Companies shall not suffer or permit at any time the ratio of Total Senior Funded Indebtedness to Consolidated Pro-Forma EBITDA, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters, to be greater than: (i) 3.50 to 1.00 on July 1, 2001 through September 30, 2002 and (ii) 3.25 to 1.00 on October 1, 2002 and thereafter.

                        (c)         INTEREST COVERAGE. The Companies shall not suffer or permit at any time the ratio of (x) Consolidated Pro-Forma Pre-Tax Earnings plus Consolidated Pro-Forma Interest Expense to (y) Consolidated Pro-Forma Interest Expense (less non cash amortized financing and FAS 133 costs to the extent included in Consolidated Pro-Forma Interest Expense in accordance with GAAP), based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters, to be less than: (i) 1.25 to 1.00 on July 1, 2001 through December 31, 2001, (ii) 1.30 to 1.00 on January 1, 2002 through June 30, 2002 and (iii) 1.40 to 1.00 on July 1, 2002 and thereafter.

                        (d)         CASH-FLOW COVERAGE. The Companies shall not suffer or permit at any time the ratio of (i) Consolidated Pro-Forma Cash flow to (ii) Consolidated Pro-Forma Fixed Charges to be less than 1.10 to 1.00, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters.

                        (e)         NET WORTH. The Companies shall not suffer or permit Consolidated Net Worth at any time, based upon the Consolidated financial statements of the Companies for the most recently completed fiscal quarter, to fall below the current minimum amount required, which current minimum amount required shall be an amount equal to One Hundred Twenty Two Million Three Hundred Five Thousand Dollars ($122,305,000), plus an Increase Amount on the last day of each fiscal quarter ending after April 1, 2001. As used herein, the term "Increase Amount' shall mean an amount equal to (i) sixty-five percent (65%) of the positive Consolidated Net Earnings of the Companies for the fiscal quarter then ended, plus (ii) one hundred percent (100%) of the proceeds of any equity offering or any debt offering convertible to equity.

                        (f)         CONSOLIDATED PRO-FORMA EBITDA. The Companies shall not suffer or permit at any time Consolidated Pro-Forma EBITDA, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters, to be less than (i) Seventy Five Million Dollars ($75,000,000) on July 1, 2001 thorough June 30, 2002, and (ii) Eighty Million Dollars ($80,000,000) on July 1, 2002 and thereafter.

            2.3        Amendment to Section 5.13 ACQUISITIONS. Section 5.13 is amended to read as follows:

            SECTION 5.13. ACQUISITIONS. Without the prior written consent of Agent and the Majority Banks, no Company shall effect an Acquisition; provided, that, so long as no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

            (a)        Borrower or any Pledgor may effect an Acquisition so long as:

(i) Borrower or such Pledgor is the surviving entity of the Acquisition (in the case of a merger, consolidation or other combination) or the person to be acquired becomes a Pledgor promptly after such Acquisition (in the case of the acquisition of the stock (or other equity interest) of a Person) in accordance with Section 5.22 hereof;

(ii) the Companies are in full compliance with the Loan Documents both prior to and subsequent to he transaction;

             (iii)       Borrower provides to Agent and the Banks, at least ten (10) days prior to the consummation of such Acquisition, (A) written notice of such Acquisition, (B) historical financial statements of such Person, (C) a pro forma financial statement of the companies, and (D) a certificate of a Financial Officer of Borrower showing pro forma compliance with Section 5.7 hereof, both before and after the proposed Acquisition; and

(iv) the aggregate Consideration paid by the companies with respect to any Level I Acquisition, when added to all other Level I Acquisitions during any four (4) consecutive fiscal quarters, does not exceed the Level I Acquisition Limit;

            (b)        Notwithstanding the limitations set forth in subpart (iv) of Section 5.13(a) above, any Company may effect the Permitted Acquisitions so long as the conditions set forth in subparts (i), (ii) and (iii) of such Section 5.13(a) are satisfied.

            2.4        Amendment to Section 5.18 CAPITAL EXPENDITURES. Section 5.18 is amended to read as follows:

            SECTION 5.18 CAPITAL EXPENDITURES Borrower and its Subsidiaries shall not invest in Consolidated Capital Expenditures more than an aggregate amount equal to Thirty Five Million Dollars ($35,000,000) during each fiscal year of Borrower.

3.    WAIVER.

            3.1        Waiver. Subject to and conditioned on the effectiveness of this Amendment, to the extent that the following actions or circumstances have resulted in Borrower's failure to comply with the Loan Agreement, the Banks, in accordance with Section 10.3 of the Loan Agreement, hereby waive, as of the date of this Amendment:

            (a)        Borrower's failure to comply with the requirements set forth in Sections 5.7(a), 5.7(b) and 5.7(c) of the Loan Agreement at June 30, 2001 and for the period ended June 30, 2001; and

            (b)        solely with respect to defaults waived pursuant to Section 3.1(a) above, any Event of Default under Section 7.2 of the Loan Agreement resulting therefrom.

4.    REPRESENTATIONS AND WARRANTIES.

            Borrower hereby represents and warrants as follows:

            4.1        The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms. The execution, delivery, and performance of this Amendment, the Loan Agreement (as amended hereby), and the other

Loan Documents to which Borrower is a party are within Borrower's corporate powers, have been duly authorized, and are not in contravention of Law or the terms of Borrower's Certificate of Incorporation or By-Laws or any indenture (including the Indenture) or other document or instrument evidencing borrowed money or any other agreement or undertaking to which Borrower is a party or by which it or its property is bound.

            4.2        Claims and Defenses. As of the date of this Amendment, neither Borrower nor any of the Companies has any defenses, claims, counterclaims or setoffs with respect to the Loan Agreement, the Loan Documents or any obligations thereunder or with respect to any actions of the Agent, the Syndication Agent, the Documentation Agent, the Banks or any of their respective officers, directors, shareholders, employees, agents or attorneys, and Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases Agent, the Syndication Agent, the Documentation Agent, the Banks, and each of their respective officers, directors, shareholders, employees, agents and attorneys, from the same.

            4.3        Loan Agreement. The Loan Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

            4.4        Nonwaiver. Except as expressly provided in Section 3 hereto, the execution, delivery, performance and effectiveness of this Amendment shall not operate, be deemed to be, or be construed to be a waiver: (i) of any right, power or remedy of Agent, the Syndication Agent, the Documentation Agent, any Bank under the Loan Agreement or (ii) of any term, provision, representation, warranty or covenant contained in the Loan Agreement or any other documentation executed in connection therewith. Further, except as set forth in Section 3 of this Agreement, none of the provisions of this Amendment shall constitute, be deemed to be or construed to be, a waiver of any Event of Default under the Loan Agreement as previously amended and as further amended by this Amendment.

            4.5        Reference to and Effect on the Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Loan Agreement, as previously amended and as further amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as previously amended and as further amended hereby.

5.     CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT NO. 1 AND WAIVER.

            This Amendment shall become effective as of the date (the "Amendment Effective Date") on which each of the following conditions precedent shall have been fulfilled:

            5.1        Amendment No. 1 to Loan Agreement and Waiver. The Agent shall have received from Borrower and a requisite number of Banks constituting the Majority Banks (as defined in the Loan Agreement) an original counterpart of this Amendment No. 1 to Loan Agreement and Waiver, executed and delivered by a duly authorized officer of Borrower or each such Bank, as the case may be.

            5.2        Amendment No. 1 to Credit Agreement and Waiver. The Agent shall have received from Borrower and a requisite number of Banks constituting the Majority Banks an original counterpart of Amendment No. 1 to Credit Agreement and Waiver, in form and substance acceptable to the Agent, executed and delivered by a duly authorized officer of Borrower or each such Bank, as the case may be.

            5.3        Acknowledgment of Guarantors. The Agent shall have received the Acknowledgment of Guarantors, attached hereto, executed and delivered by a duly authorized officer of each of the Guarantors.

            5.4        Amendment Fee. The Agent shall have received from Borrower, for account of each Bank that consents to this Amendment No. 1 to Loan Agreement and Waiver (evidenced by receipt by the Agent of an executed counterpart of this Amendment No. 1 to Loan Agreement and Waiver) by 5:00 p.m., Cleveland, Ohio time, on August 6, 2001, an amendment fee in an amount equal to 0.15% of the sum of each such approving Bank's Term Loan Commitment Amount.

6.    MISCELLANEOUS.

            6.1        Governing Law. This Amendment has been delivered and accepted at and shall be deemed to have been made at Cleveland, Ohio. This Amendment shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to principles of conflict of law, and all other laws of mandatory application.

            6.2        Severability. Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

            6.3        Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

[Signature Page to Follow]

                       IN WITNESS WHEREOF, Borrower has caused this Amendment No. 1 to Loan Agreement and Waiver to be duly executed and delivered by its duly authorized officer as of the date first above written.

Address:	1100 Superior Avenue	OGLEBAY NORTON COMPANY
Cleveland, Ohio 44114
	Attention: Treasurer	By:
Name: Rochelle F. Walk
Title: Vice President and Secretary

Address:	Key Center	KEYBANK NATIONAL ASSOCIATION,
127 Public Square
Cleveland, Ohio 44114-1306
	Attention: Large Corporate	By:
	Banking Division	Name:
Title:

Address:	611 Woodward Avenue	BANK ONE, MICHIGAN
Detroit, Michigan 48226
	Attention: Large Corporate	By:
	Banking Division	Name:
Title:

Address:	600 Peachtree Street	THE BANK OF NOVA SCOTIA
Suite 2700Atlanta,
	Georgia 30308	By:
	Attention: Large Corporate	Name:
	Banking Division	Title:

Address:	500 Woodward Avenue, 9th Fl.	COMERICA BANK
Detroit, Michigan 48226
	Attention: Large Corporate	By:
	Banking Division	Name:
Title:

Address:	231 S. LaSalle Street	BANK OF AMERICA, N.A.
Chicago, Illinois 60697
	Attention: Peter J. Gates	By:
	Banking Division	Name:
Title:

Address:	111 West Monroe, 10W	HARRIS TRUST AND SAVINGS BANK
Chicago, Illinois 60603
	Attention: Large Corporate	By:
	Banking Division	Name:
Title:

Address:	975 Euclid Avenue	THE HUNTINGTON NATIONAL BANK
Cleveland, Ohio 44115
	Attention: Large Corporate	By:
	Banking Division	Name:
Title:

Address:	1111 Superior Avenue	MELLON BANK, N.A.
Suite 1600
	Cleveland, Ohio 44114	By:
	Attention: Large Corporate	Name:
	Banking Division	Title:

Address:	1900 East Ninth Street	NATIONAL CITY BANK
Cleveland, Ohio 44114
	Attention: Large Corporate	By:
	Banking Division	Name:
Title:

Address:	250 West Huron	THE CHASE MANHATTAN BANK
Cleveland, Ohio 44113
	Attention: Large Corporate	By:
	Banking Division	Name:
Title:

Address:	1404 East Ninth Street	FIFTH THIRD BANK, NORTHEASTERN OHIO
Cleveland, Ohio 44114
	Attention: Large Corporate	By:
	Banking Division	Name:
Title:

Address:	1350 Euclid Avenue	FIRSTAR BANK, NATIONAL ASSOCIATION
Cleveland, Ohio 44115
	Attention: Large Corporate	By:
	Banking Division	Name:
Title:

Address:	244 Westchester Avenue	FLEET NATIONAL BANK
White Plains, New York 10604
	Attention: Large Corporate	By:
	Banking Division	Name:
Title:

Address:	110 South Stratford Road	BRANCH BANKING & TRUST CO.
Suite 301
	Winston-Salem, NC 27104	By:
	Attention: Large Corporate	Name:
	Banking Division	Title:

ACKNOWLEDGMENT OF GUARANTORS

            Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Amendment No. 1 to Loan Agreement and Waiver. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranty of Payment, the Security Agreement and any other Loan Document to which any of the undersigned is a party shall remain in full force and effect and be unaffected hereby.

ONCO Investment Company
Oglebay Norton Industrial Minerals, Inc.
Oglebay Norton Management Company
Oglebay Norton Industrial Sands, Inc.
Oglebay Norton Terminals, Inc.
Oglebay Norton Engineered Materials Inc.
Michigan Limestone Operations, Inc.
Global Stone Corporation (successor by merger to Oglebay Norton Acquisition Company)
Global Stone Tenn Lutrell Company
Global Stone Chemstone Corporation
Global Stone St. Clair, Inc.
Global Stone Filler Products Company
Global Stone James River, Inc.
GS PC, Inc.
Oglebay Norton Minerals, Inc.
Oglebay Norton Specialty Minerals, Inc.
ON Marine Services Company

By:
Rochelle F. Walk, as Vice President and Secretary of each of the companies listed above.

Texas Mining, LP, by its General Partner Oglebay Norton Industrial Sands, Inc.

By:
Rochelle F. Walk
Vice President and Secretary

Global Stone PenRoc LP, by its General Partner, GS PC, Inc,.

By:
Rochelle F. Walk
Vice President and Secretary

Oglebay Marine Services Company, L.L.C., by its Member OM MARINE SERVICES COMPANY

By:
Rochelle F. Walk
Vice President and Secretary